Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1, of our report dated April 25, 2017, relating to the balance sheet of KBL Merger Corp. IV as of December 31, 2016, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 7, 2016 (inception) to December 31, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
May 23, 2017